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                                                                    EXHIBIT 99.1



SUIZA FOODS CORPORATION REPORTS FOURTH QUARTER AND
YEAR-END 1997 EARNINGS

BUSINESS WIRE - FEBRUARY 18, 1998 09:29

%SUIZA-FOODS SZA %TEXAS %FOODS %BEVERAGES %EARNINGS V%BW P%BW
--------------------------------------------------------------------------------
DALLAS--(BUSINESS WIRE)--Feb. 18, 1998--Suiza Foods Corporation (NYSE:SZA) today announced operating results for its fourth quarter ended December 31, 1997. As previously reported, the Company completed its mergers with Country Fresh and Morningstar in the fourth quarter. Since these mergers were accounted for as poolings of interests, the Company's historical results have been adjusted to reflect the historical operating results of Country Fresh and Morningstar in Suiza's consolidated operating results for each period reported. Net sales increased 50.6% to $562.1 million in the fourth quarter of 1997 versus $373.2 million in comparable quarter of 1996. Operating income for the fourth quarter was $5.7 million ($42.7 million before the charges for merger costs of $37.0 million related to the Country Fresh and Morningstar mergers), as compared to fourth quarter of 1996 operating income of $20.1 million. Net income applicable to common stockholders, before nonrecurring merger costs and extraordinary losses grew 87.3% to $18.7 million as compared to $10.1 million in the fourth quarter of 1996. Fourth quarter diluted earnings per common share before these nonrecurring items grew 54.1% to $0.57 compared with $0.37 in the 1996 fourth quarter. There were 22.8% more diluted common shares outstanding in the most recent period primarily due to the January 1997 public equity offering. Full year net sales of $1.861 billion in 1997 were 47.7% higher than 1996 net sales of $1.260 billion. Operating income for 1997 was $103.3 million ($140.3 million before the charges for merger costs of $37.0 million related to the Country Fresh and Morningstar mergers), as compared to the operating income of $71.6 million in 1996. On a diluted basis, net income, applicable to common shareholders before nonrecurring items was $65.0 million of $2.07 per share as compared to $35.3 million or $1.44 per share in 1996. In 1997, there were 28.3% more average diluted common shares outstanding than in 1996. The Company noted that strong 1997 fourth quarter and full year results reflect the success of its strategy of expansion by acquisitions in the dairy, consumer goods plastic packaging and packaged ice businesses. During 1997, Suiza Foods completed 8 significant dairy acquisitions, 15 ice acquisitions and added Franklin Plastics, a manufacturer of blow molded plastic bottles in connection with its acquisition of Garelick Farms in July 1997. In the fourth quarter of 1997, gross margins were 23.6% compared to 20.9% in 1996, while operating margins before the merger charges in the fourth quarter of 1997 increased to 7.7% from 5.4% in the fourth quarter of 1996. For the full year, gross margins of 23.9% increased from 21.5% in 1996 and operating margins before merger charges in 1997 were 7.5% compared with 5.7% in 1996. Suiza's margins widened due to operating improvements in the Company's fluid dairy division and sales increases in Morningstar's portfolio of higher margin branded and specialty dairy



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products, combined with improved results at operations owned more than one year.
Gregg L. Engles, Chairman and Chief Executive Officer of Suiza Foods, said, "During 1997, we were further able to implement our strategy of expansion by acquisition in the dairy, packaged ice, and packaging businesses. Opportunities for dairy industry consolidation continue to be available on an accretive basis, as evidenced by our recent agreement to acquire Land-O-Sun Dairies. We will pursue those opportunities as we have in the past in an effort to establish a truly national manufacturing and distribution network in fluid milk and secure our position as America's leading dairy company." Suiza Foods is a Dallas-based company with leading positions in the dairy, consumer goods plastic packaging and packaged ice industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, packaged ice and consumer goods plastic packaging.

Statements in this press release other than statements of historical fact may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as Suiza's future financial condition and results, are subject to inherent risks and uncertainties, and actual results may differ materially from the results discussed in these forward-looking statements. Additional information concerning these and other risk factors are contained in Suiza's latest Annual Report on Form 10-K and in each of Suiza's other recent filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC and can be obtained from Suiza upon request.


                             SUIZA FOODS CORPORATION
                  (Dollars in thousands, except per share data)

                                      Three months ended                 Twelve months ended
                                          December 31,                       December 31,
                                     1997              1996             1997              1996
Net sales                       $   562,108       $   373,246       $ 1,861,202       $ 1,260,349
Cost of sales                       429,295           295,312         1,415,967           989,053
Gross profit                        132,813            77,934           445,235           271,296
Operating costs
  and expenses                       89,705            57,874           304,896           199,173
Merger costs                         37,011              --              37,011               571
 Income from operations               6,097            20,060           103,328            71,552
   Interest expense, net             15,466             6,649            43,832            22,715
  Other income, net                  (4,740)             (696)          (24,365)           (4,734)
Income before income
  taxes and
  extraordinary items                (4,629)           14,107            83,861            53,571
Income taxes                         13,351             4,044            43,814             4,393
Income before
 extraordinary
 loss                               (17,980)           10,063            40,047            49,178
Extraordinary loss
 from early
 extinguishment of debt              (8,013)             --             (11,283)           (2,215)
Net income (loss)               $   (25,993)      $    10,063       $    28,764       $    46,963
Net income (loss)
    applicable
    to common
   stockholders                 $   (26,068)      $     9,988       $    28,464       $    46,663
Net income applicable
   to common
   stockholders before
   nonrecurring items           $    18,709       $     9,988       $    65,011       $    35,282
Basic earnings (loss)
  per share:
Income before
   extraordinary
   loss                         $     (0.58)      $      0.40       $      1.32       $      2.09
Extraordinary loss                                      (0.26)             --               (0.37)
 Net income                     $     (0.84)      $      0.40       $      0.94       $      1.99
Basic earnings per share
   before nonrecurring
   items                        $      0.60       $      0.40       $      2.16       $      1.51
Basic weighted
   average shares
   outstanding (000's)               30,962            24,987            30,161            23,424
Diluted earnings (loss)
   per
   share:
   Income before
     extraordinary
     loss                       $     (0.55)      $      0.37       $      1.27       $      2.00
 Extraordinary loss                   (0.24)             --               (0.36)            (0.09)
   Net income                   $     (0.79)      $      0.37       $      0.91       $      1.91
Diluted earnings per share
   before nonrecurring
   items                        $      0.57       $      0.37       $      2.07       $      1.44
Diluted weighted average
    shares outstanding
   (000's)                           33,089            26,937            31,411            24,492

     CONTACT:   Suiza Foods Corporation:
                J. Michael Lewis
                Vice President and Treasurer
                         or
                Morgen-Walke Associates:
                June Filingeri, John Blackwell
                Media contact: Miriam Adler
                (212) 850-5600